UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 4, 2006



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-26677                   13-4053502
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


                  Registrant's telephone number: (917) 286-2300


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On April 7, 2006, Insight Communications Company, Inc. (the "Registrant") issued a press release announcing that it entered into an employment agreement (the "Employment Agreement") with Hamid R. Heidary to serve as Executive Vice President, Central Operations, of the Registrant. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

     Pursuant to the terms of the Employment Agreement, Mr. Heidary will receive a starting annual base salary of $350,000. In addition, Mr. Heidary will receive an annual incentive bonus equal to (a) 50% of his base salary earned during 2006 and 2007 and (b) 50% of his base salary earned between January 1, 2008 and March 27, 2008. Thereafter, his eligibility for a bonus will be determined by the bonus program in effect for comparable senior members of Registrant's management. In addition to the annual incentive bonus, Mr. Heidary will be eligible to participate in the management bonus pool established in the Securityholders Agreement entered into among the Company and its shareholders in an amount to be determined in accordance with the terms and provisions of the Securityholders Agreement.

     Pursuant to the terms of the Employment Agreement, Mr. Heidary will receive a lump sum, one-time sign-on bonus of $100,000. This payment is contingent upon his continued employment with the Registrant. If Mr. Heidary is terminated for Cause (as defined in the Employment Agreement) or if he should resign without Good Reason (as defined in the Employment Agreement) within 12 months of March 27, 2006, Mr. Heidary will be required to repay the signing bonus amount in full. Mr. Heidary also will be entitled to participate in the standard benefits available to Registrant's personnel. The Employment Agreement also provides Mr. Heidary with the use of an automobile.

     Pursuant to the terms of the Employment Agreement, Mr. Heidary will receive under the terms of the Registrant's 2005 Stock Incentive Plan 1,850 shares of the Registrant's Series F non-voting common stock. Such shares will vest on each of the first, second, third, fourth and fifth anniversaries of the issue date.

     Pursuant to the terms of the Employment Agreement, if Mr. Heidary's employment is terminated without Cause or if he resigns for Good Reason within two years of March 27, 2006 (the "Term"), the Registrant will pay Mr. Heidary as liquidated damages:

     o his prorated (based on the number of days preceding termination) bonus for the calendar year in which the termination occurred, as determined in accordance with his then existing bonus arrangement, which amount will be payable within 10 days of the date of termination, and

     o continued payment of his base salary and benefits (to the extent they are available) for the greater of the balance of the Term or 12 months, which will be payable in installments on the Registrant's regular payroll dates.

     If Mr. Heidary's employment is terminated without Cause or if he resigns for Good Reason after two years of March 27, 2006, the Registrant will pay Mr. Heidary as liquidated damages:

     o his prorated (based on the number of days preceding termination) bonus for the calendar year in which the termination occurred, as determined in accordance with his then existing bonus arrangement. To the extent such bonus includes amounts earned during the first two years of employment, such amounts will be payable within 10 days of the date of termination. Any other prorated bonus will be payable at such time as other bonuses are paid with respect to the relevant period and in accordance with normal payroll policies; and

     o continued payment of his base salary and benefits (to the extent they are available) for 12 months, which will be payable in installments on the Registrant's regular payroll dates.



Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired - None

(b) Pro Forma Financial Information - None

(c) Exhibits:

    Exhibit No.           Description
    -----------           -----------

        99.1              Press release issued on April 7, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Insight Communications Company, Inc.



Dated: April 7, 2006                   By:  /s/ Elliot Brecher
                                           --------------------------------
                                           Elliot Brecher
                                           Senior Vice President
                                              and General Counsel